Exhibit 10.1

Information Concerning Executive Compensation

On January 09, 2015, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2015) and discretionary 2014 cash bonuses for each of the Company’s executive officers who were included as named executive officers in the Company’s 2014 proxy statement.

Name and Title	Base Salary in 2015	Bonus Award for 20141
Paul J. Bord	$375,596	$285,3172
President and
Chief Executive Officer

John Kent Aden, Jr.	$307,292	$208,950
Vice President

Christian E. Foulger	$236,173	$206,879
Vice President

Erin N. Ruhe	$225,358	$181,564
Vice President,
Treasurer and Controller

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1 Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $10,940 for Mr. Borden, $8,950 for Mr. Aden, $6,879 for Mr. Foulger and $6,564 for Ms. Ruhe.

2 Also includes a gross-up bonus of $49,377 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.